Exhibit 99.1

NEWS RELEASE

For Release on October 27, 2014	Contact: Steven D. Lance
4:00 PM (ET)	Vice President of Finance/Chief Financial Officer
slance@gigatronics.com
(925) 302-1056

Giga-tronics Reports Second Quarter FY 2015 Results

Records Profit for the Second Quarter of FY 2015

 San Ramon, CA – October 27, 2014 – Giga-tronics Incorporated (Nasdaq: GIGA) reported today net income for the second quarter of fiscal 2015 of $93,000, or $0.01 per fully diluted share, compared to a net loss for the second quarter of fiscal 2014 of $1.1 million, or $0.21 per fully diluted share. Net loss for the six month periods ended September 27, 2014 and September 28, 2013 was $350,000, or $0.07 per fully diluted share, and $1.8 million or $0.35 per fully diluted share, respectively. The improvements to net income/loss when comparing fiscal 2015 to fiscal 2014 were primarily due to increased revenues from two large customer orders received early in fiscal 2015.

Net sales of $5.1 million for the second quarter of fiscal 2015 increased 28%, compared to $4.0 million for the second quarter of fiscal 2014. Net sales for the six month period ended September 27, 2014 were $9.6 million, an increase of 37%, compared to $7.0 million for the six month period ended September 28, 2013. The increases in net sales were primarily due to a $6.2 million YIG nonrecurring engineering (NRE) order and a $2.4 million Naval Air Warfare Center (Navy) order, both of which were received in the first quarter of fiscal 2015. The deliveries for both orders commenced in the first quarter of fiscal 2015, with deliveries for the Navy order being completed in the second quarter of fiscal 2015 while deliveries for the YIG NRE order are scheduled throughout all of fiscal 2015.

Operating income for the second quarter of fiscal 2015 was $113,000, compared to an operating loss of $1.1 million in the second quarter of fiscal 2014. Operating loss was $5,000 for the six month period ended September 27, 2014 and $2.5 million for the six month period ended in September 28, 2013. The increase in net sales, along with improved gross margins and lower operating expenses, contributed to the significant improvement in Giga-tronics’ operating results in fiscal 2015 versus fiscal 2014.

Non-GAAP net income for the second quarter of fiscal 2015 was $262,000, or $0.03 per fully diluted share, compared to a non-GAAP net loss for the second quarter of fiscal 2014 of $880,000, or $0.17 per fully diluted share.

Non-GAAP net income for the six month period ended September 27, 2014 was $120,000, or $0.01 per fully diluted share, compared to a non-GAAP net loss for the six month period ended September 28, 2013 of $1.4 million, or $0.28 per fully diluted share. Non-GAAP net income/loss excludes non-cash expenses associated with the derivative revaluation and discount accretion of debt and warrant agreements as well as stock-based compensation (1).

Mr. John Regazzi, the Company's CEO stated, "Giga-tronics reached two important milestones in the second quarter of fiscal 2015. We were profitable for the quarter due primarily to the two large customer orders we received earlier in fiscal year 2015, and after years in development we delivered an initial acceptance unit to a customer of our Advanced Signal Generation System. The new product platform offers the features and the performance needed for testing RADAR, Electronic Warfare, and modern communication systems.”

Mr. Regazzi concluded, "Three demonstration systems are now being fielded worldwide and we are very pleased with the initial customer responses to the Advanced Signal Generation System, which we believe will greatly contribute to the long-term success and growth of Giga-tronics."

 Giga-tronics will host a conference call today at 4:30 p.m. ET to discuss the second quarter results. To participate in the call, dial (888) 424-8151 or (847) 585-4422, and enter PIN Code 9178731#. The call will also be broadcast over the internet at www.gigatronics.com under "Investor Relations." The conference call discussion reflects management's views as of October 27, 2014.

      Giga-tronics is a publicly held company, traded on the NASDAQ Capital Market under the symbol "GIGA" (2). Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in defense electronics, aeronautics and wireless telecommunications.

This press release contains forward-looking statements concerning operating results, future orders, sales of new products, long term growth, potential warranty liabilities, and shipments. Actual results may differ significantly due to risks and uncertainties, such as: delays in customer orders for the new Advanced Signal Generation System, receipt or timing of future orders, cancellations or deferrals, our ability to continue as a going concern, our need for additional financing, the possibility that we may be delisted from trading on the NASDAQ Capital Market; the volatility in the market price of our common stock; and general market conditions.  For further discussion, see Giga-tronics' most recent annual report on Form 10-K for the fiscal year ended March 29, 2014, Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Results of Operations".

(1) Non-GAAP net income/loss and non-GAAP earnings/loss per share, differ from net income/loss and earnings/loss per share determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income/loss and non-GAAP earnings/loss per share for the quarter ended September 27, 2014 exclude the effects of the revaluation of the derivative liability as well as the accretion of the discounts on debt and warrant notes entered into in March and June of 2014. These numbers also exclude the impact of Stock Based Compensation which is also excluded from non-GAAP operating margin, operating expenses and operating income/loss. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. Giga-tronics utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. Giga-tronics believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of Giga-tronics’ core operating results and trends. Additionally, Giga-tronics believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by Giga-tronics.

(2) NASDAQ has initiated proceedings that could result in de-listing of the Company’ securities from NASDAQ. The Company has appealed NASDAQ’s initial determination. See the Company’s recent report on Form 8-K filed October 7, 2014.

GIGA-TRONICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except share data)	September 27, 2014	March 29, 2014
Assets
Current assets:
Cash and cash-equivalents	$1,531	$1,059
Trade accounts receivable, net of allowance of $45 and $44, respectively	1,993	1,846
Inventories, net	3,673	3,321
Prepaid expenses and other current assets	350	349
Total current assets	7,547	6,575
Property and equipment, net	850	949
Other long term assets	81	69
Total assets	$8,478	$7,593

Liabilities and shareholders' equity
Current liabilities:
Line of credit	$563	$1,165
Current portion of long term debt	782	200
Accounts payable	1,495	1,430
Accrued payroll and benefits	698	755
Deferred revenue	2,156	1,329
Deferred rent	115	104
Capital lease obligations	86	147
Other current liabilities	470	472
Total current liabilities	6,365	5,602
Long term loan and warrant debt, net of discounts	537	672
Derivative Liability-at estimated fair value	341	128
Long term obligations - deferred rent	177	237
Long term obligations - capital lease	75	77
Total liabilities	7,495	6,716

Shareholders' equity:
Convertible Preferred stock of no par value;
Authorized - 1,000,000 shares
Series A - designated 250,000 shares; no shares at September 27, 2014 and March 29, 2014 issued and outstanding	-	-
Series B, C, D - designated 19,500 shares; 18,533.51 shares at September 27, 2014 and March 29, 2014 issued and outstanding; (liquidation preference of $3,540)	2,911	2,911
Common stock of no par value;
Authorized - 40,000,000 shares; 5,444,747 shares at September 27, 2014 and 5,181,247 at March 29, 2014 issued and outstanding	16,680	16,224
Accumulated deficit	(18,608)	(18,258)
Total shareholders' equity	983	877
Total liabilities and shareholders' equity	$8,478	$7,593

GIGA-TRONICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Month Periods Ended		Six Month Periods Ended
	September 27,	September 28,	September 27,	September 28,
(In thousands except per share data)	2014	2013	2014	2013
Net sales	$5,110	$3,950	$9,618	$6,987
Cost of sales	2,794	2,629	5,464	4,542
Gross margin	2,316	1,321	4,154	2,445

Operating expenses:
Engineering	962	955	1,891	2,061
Selling, general and administrative	1,241	1,295	2,268	2,609
Restructuring	-	129	-	324
Total operating expenses	2,203	2,379	4,159	4,994

Operating income/( loss)	113	(1,058)	(5)	(2,549)

Gain on sale of product line	-	-	-	816
Gain/(loss) on adjustment of derivative liability to fair value	103	-	(90)	-
Other income	-	-	(2)	8
Interest expense, net	(78)	(19)	(137)	(31)
Accretion of loan and warrant debt discounts	(45)	-	(69)	-
Income / (loss) before income taxes	93	(1,077)	(303)	(1,756)
Provision for income taxes	-	-	47	2
Net income/(loss)	$93	$(1,077)	$(350)	$(1,758)

Earnings/ (loss) per common share - basic	$0.01	$(0.21)	$(0.07)	$(0.35)
Earnings/(loss) per common share - diluted	$0.01	$(0.21)	$(0.07)	$(0.35)

Weighted average shares used in per share calculation:
Basic	5,178	5,060	5,145	5,056
Diluted	5,720	5,060	5,145	5,056

	Three Month Periods Ended		Six Month Periods Ended
	September 27,	September 28,	September 27,	September 28,
(In thousands except per share data)	2014	2013	2014	2013

RECONCILIATION OF NET INCOME/ (LOSS) TO NON-GAAP NET INCOME/ (LOSS)
(Unaudited, in thousands, except for per share amounts)

Net income/(loss)	$93	$(1,077)	$(350)	$(1,758)

Adjustments to reconcile net loss to non-GAAP net income/(loss)
Stock based compensation	227	197	311	328
(Gain)/loss on adjustment of derivative liability to fair value	(103)	-	90	-
Accretion of loan and warrant debt discounts	45	-	69	-
Non-GAAP net income/( loss)	$262	$(880)	$120	$(1,430)

Non-GAAP earnings/(loss) per common share - basic	$0.04	$(0.17)	$0.02	$(0.28)
Non-GAAP earnings/( loss) per common share - diluted	$0.03	$(0.17)	$0.01	$(0.28)

Shares used in the calculation of non-GAAP earnings/( loss) per share:
Basic	5,178	5,060	5,145	5,056
Diluted	5,720	5,060	6,000	5,056

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

Gross Margin	$2,316	$1,321	$4,154	$2,445

Adjustments to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation expense	4	5	8	12
Non-GAAP gross margin	$2,320	$1,326	$4,162	$2,457

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

Total operating expenses	$2,203	$2,379	$4,159	$4,994

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation expense	223	192	303	316
Non-GAAP operating expenses	$1,980	$2,187	$3,856	$4,678

RECONCILIATION OF OPERATING INCOME/(LOSS) TO NON-GAAP OPERATING INCOME/(LOSS)
(Unaudited, in thousands)

Total operating income/(loss)	$113	$(1,058)	$(5)	$(2,549)

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation expense	227	197	311	328
Non-GAAP operating income/(loss)	$340	$(861)	$306	$(2,221)

GIGA-TRONICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(In thousands except per share data)	Sept. 27, 2014	June 28, 2014	March 29, 2014	Dec. 28, 2013
Net sales	$5,110	$4,508	$2,905	$3,417
Cost of sales	2,794	2,670	2,139	2,130
Gross margin	2,316	1,838	766	1,287

Operating expenses:
Engineering	962	929	857	979
Selling, general and administrative	1,241	1,027	1,135	1,066
Restructuring	-	-	(29)	36
Total operating expenses	2,203	1,956	1,963	2,081

Operating income/(loss)	113	(118)	(1,197)	(794)

Gain on sale of product line	-	-	-	97
Gain/(Loss) on adjustment of derivative liability to fair value	103	(193)	-	-
Other (expense) income	-	(2)	(16)	-
Interest expense, net	(78)	(59)	(53)	(21)
Accretion of loan and warrant debt discounts	(45)	(24)	-	-
Income/(loss) before income taxes	93	(396)	(1,266)	(718)
Provision for income taxes	-	47	-	-
Net income/(loss)	$93	$(443)	$(1,266)	$(718)

Earnings/(loss) per common share - basic	$0.01	$(0.09)	$(0.25)	$(0.14)
Earnings/(loss) per common share - diluted	$0.01	$(0.09)	$(0.25)	$(0.14)

Weighted average shares used in per share calculation:
Basic	5,178	5,113	5,060	5,060
Diluted	5,720	5,113	5,060	5,060

	Three Months Ended
(In thousands except per share data)	Sept. 27, 2014	June 28, 2014	March 29, 2014	Dec. 28, 2013

RECONCILIATION OF NET INCOME/(LOSS) TO NON-GAAP NET INCOME/ (LOSS)
(Unaudited, in thousands, except for per share amounts)

Net income/(loss)	$93	$(443)	$(1,266)	$(718)

Adjustments to reconcile net income/(loss) to non-GAAP net income/(loss)
Stock based compensation	227	84	75	67
(Gain)/Loss on adjustment of derivative liability to fair value	(103)	193	-	-
Accretion of loan and warrant debt discounts	45	24	-	-
Non-GAAP net income/ (loss)	$262	$(142)	$(1,191)	$(651)

Non-GAAP earnings/(loss) per common share - basic	$0.04	$(0.03)	$(0.24)	$(0.13)
Non-GAAP earnings/(loss) per common share - diluted	$0.03	$(0.03)	$(0.24)	$(0.13)

Shares used in the calculation of non-GAAP earnings/(loss) per share:
Basic	5,178	5,113	5,060	5,060
Diluted	5,720	5,113	5,060	5,060

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

Gross Margin	$2,316	$1,838	$766	$1,287

Adjustments to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation expense	4	4	5	6
Non-GAAP gross margin	$2,320	$1,842	$771	$1,293

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

Total operating expenses	$2,203	$1,956	$1,963	$2,081

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation expense	223	80	70	61
Non-GAAP operating expenses	$1,980	$1,876	$1,893	$2,020

RECONCILIATION OF OPERATING INCOME/(LOSS) TO NON-GAAP OPERATING INCOME/(LOSS)
(Unaudited, in thousands)

Total operating income/(loss)	$113	$(443)	$(1,266)	$(718)

Adjustments to reconcile total operating income/(loss) to non-GAAP total operating income/(loss):
Stock-based compensation expense	227	84	75	67
Non-GAAP operating income/(loss)	$340	$(359)	$(1,191)	$(651)